UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 10, 2012

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A Commercial Wharf West, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on January 12, 2012, Converted Organics Inc. ("Company") issued a senior secured convertible note, in exchange for the senior secured convertible note issued on November 2, 2011 (which had been previously exchanged for a convertible note issued on April 20, 2011) in the aggregate original principal amount of $3,474,797.60 (together with the April 20, 2011 convertible note, the "Original Note"), which had $2,456,595.79 of principal outstanding on January 12, 2012 immediately prior to the exchange, for a senior secured convertible note in the aggregate original principal amount of $2,456,595.79 (the "Note"), as well as additional consideration. The terms of the Note are substantially identical to the terms of the Original Note (as previously disclosed in the Company’s Forms 8-Ks filed April 1, 2011; August 10, 2011; October 20, 2011; and November 3, 2011). Such prior Form 8-K filings are hereby incorporated by referenced herein.

As of April 12, 2012, the principal amount of the Note has declined to $2,837. From April 10, 2012 until April 12 2012, a total of $785,938 in principal had been converted into 87,369,271 shares of common stock. Since the issuance of the Original Note, a total of $3,847,163 in principal (including conversions of the Original Note) had been converted into 180,198,307 shares of common stock (after effect of the November 2011 and March 2012 reverse stock splits). The Note holders are accredited investors and the shares of common stock were issued in reliance on Section 4(2) under the Securities Act of 1933, as amended.

As of April 12,2012 the Company had 180,235,471 shares of common stock outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

April 12, 2012	By:	Edward Gildea

Name: Edward Gildea
Title: President